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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                     December 12, 2005 (December 11, 2005)

                        Centennial Communications Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           0-19603                                    06-1242753
   (Commission File Number)                (IRS Employer Identification No.)

                                 3349 Route 138
                             Wall, New Jersey 07719
          (Address of principal executive offices, including zip code)

                                 (732) 556-2200
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

     [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02         Results of Operations and Financial Condition.

On December 12, 2005, Centennial Communications Corp. (the "Company") issued a press release announcing preliminary operating results for the fiscal quarter ended November 30, 2005. In addition, the Company announced that it will restate financial results for the fiscal year ended May 31, 2005 and the fiscal quarter ended August 31, 2005 related to deferred tax assets associated with discontinued operations.

The restatement is being made to correct an error in the accounting for the sale of the Company's previously owned cable television subsidiary, Centennial Puerto Rico Cable TV Corp. ("Centennial Cable"). Centennial Cable was sold on December 28, 2004 and the disposition was accounted for as a discontinued operation. In December 2005, the Company determined that certain deferred tax assets related to Centennial Cable should have had a full valuation allowance provided against them as part of the sale based on applicable tax rules. Under the United States Dual Consolidated Loss rules, the sale of Centennial Cable represented a triggering event and such net operating loss carryforwards, although retained, could no longer be used to offset U.S. consolidated taxable income, and therefore, the related deferred tax assets should have had a full valuation allowance provided against them.

The correction of this error will result in non-cash adjustments to consolidated accrued expenses and other liabilities, deferred federal income taxes, tax (expense) benefit from discontinued operations, net (loss) income from discontinued operations, consolidated net income and total stockholder's deficit. The correction will not impact previously reported revenue, adjusted operating income and income from continuing operations.

The net effect of the restatement for the fiscal year ended May 31, 2005 is:

-  Decrease deferred federal income taxes by $35,981,000;

-  Decrease consolidated net income by $36,477,000;

-  Increase tax expense for discontinued operations by $36,477,000; and

-  Increase total stockholders' deficit by $36,477,000.

A copy of the aforementioned press release is furnished and attached hereto as
Exhibit 99.1 and is incorporated herein by reference. The information in this
Item 2.02 and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On December 11, 2005 the Audit Committee of the Board of Directors of the Company concluded that the Company's previously issued financial statements for the fiscal year ended May 31, 2005 and the fiscal quarter ended
    August 31, 2005, should not be relied upon because an error related to deferred tax assets associated with discontinued operations. The Company will restate financial results for the fiscal year ended May 31, 2005 and the fiscal quarter ended August 31, 2005.



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The restatement was discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, and management of the Company. On December 12, 2005, the Company intends to file an amendment to its (i) Annual Report on Form 10-K for the year ended May 31, 2005 and (ii) Quarterly Report on Form 10-Q for the quarter ended August 31, 2005 to correct the errors discussed above.

The information in the second, third and fourth paragraphs of Item 2.02 above is incorporated into this Item 4.02(a).

Item 9.01         Financial Statements and Exhibits.

     (c)          Exhibits.

                  99.1 Press release of Centennial Communications Corp. dated December 12, 2005

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2005                CENTENNIAL COMMUNICATIONS CORP.


                                    By:      /s/ Tony L. Wolk
                                        ------------------------
                                        Tony L. Wolk
                                        Senior Vice President, General Counsel




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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------
   Exhibits.

               99.1     Press release of Centennial Communications Corp.
                        dated December 12, 2005
